Exhibit 21

Subsidiaries

Name	Jurisdiction of Organization

Advanced Molding Compounds Inc.	Delaware
C.I.I. Luxembourg S.A.R.L	Grand-Duchy of Luxembourg
Carteret Development LLC	Delaware
Coquimbo, SGPS LDA	Portugal
Cyquim de Colombia S.A.	Delaware
Cytec Acrylic Fibers Inc.	Delaware
Cytec Aerospace Far East Corp.	Delaware
Cytec Ammonia Inc.	Delaware
Cytec Asia/Pacific Holding Pty Limited	Australia
Cytec Australia Holdings Pty. Limited	Australia
Cytec Australia Limited	Delaware
Cytec Brewster Phosphates Inc.	Delaware
Cytec Canada Inc.	Ontario
Cytec Carbon Fibers LLC	Delaware
Cytec Chile Limitada	Chile
Cytec Coordination Center N.V	Belgium
Cytec de Argentina S.A.	Delaware
Cytec de Chile S.A.	Delaware
Cytec de Mexico S.A. de C.V.	Mexico
Cytec de Puerto Rico, Inc.	Puerto Rico
Cytec Deutschland GmbH	Germany
Cytec do Brasil Ltd.	Delaware
Cytec do Brasil Ltda.	Brazil
Cytec Engineered Materials GmbH	Germany
Cytec Engineered Materials Inc.	Delaware
Cytec Engineered Materials Limited	England
Cytec Global Holdings Inc.	Delaware
Cytec Hong Kong Limited	Hong Kong
Cytec Industries (Shanghai) Company Limited	China
Cytec Industries B.V	Netherlands
Cytec Industries Europe C.V.	Netherlands
Cytec Industries France S.A.R.L	France
Cytec Industries Italia S.r.l	Italy
Cytec Industries Pte. Ltd.	Singapore
Cytec Industries UK Limited	England
Cytec International Sales Corp.	Barbados
Cytec Jamaica Limited	Jamaica
Cytec Japan Limited	Delaware
Cytec Korea Inc.	Delaware
Cytec Manufacturing B.V	Netherlands
Cytec Melamine Inc.	New Jersey

Name	Jurisdiction of Organization

Cytec Methanol Inc.	Delaware
Cytec Netherlands (CRP) B.V	Netherlands
Cytec Norge (GP) AS	Norway
Cytec Norge KS	Norway
Cytec Olean Inc.	Delaware
Cytec Overseas Corp.	Delaware
Cytec Plastics Inc.	Delaware
Cytec Realty Corp.	Delaware
Cytec Specialty Resins AS	Norway
Cytec Taiwan Corp.	Delaware
Cytec Technology Corp.	Delaware
Cytec UK Holdings Limited	England
D Aircraft Products, Inc.	California
Fortier Cytec LLC	Delaware
GSC Products, Inc.	Delaware
Holland LP I Co.	Delaware
IMC Mining Chemicals LLC	Delaware
Netherlands (Cytec) GP Inc.	Delaware
Piney River Recovery Corp.	Delaware
Quimicos Cyquim, C.A	Venezuela
Rotterdam LP II Co.	Delaware
The American Materials & Technologies Corporation	Delaware